ARTICLES OF INCORPORATION	BUSINESS CORPORATIONS ACT (Section 6)	FORM 1
ALBERTA	Consumer and Corporate Affairs	ARTICLES OF INCORPORATON
1. NAME OF CORPORATION SPROUT DEVELOPMENT INC.		CORPORATE ACCESS NUMBER: 2011178700
2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORZIED TO ISSUE: See Schedule "A" attached hereto.

3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

NO SHARES OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE APPROVAL OF THE DIRECTORS OF THE CORPORATION AS EVIDENCES BY A RESOLUTION OF THE DIRECTORS OF THE CORPORATION.

4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE: The Corporation may have a minimum of one (1) director and a maximum of seven (7) directors.
5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTIONS: NONE
6. OTHER RULES OR PROVISIONS (IF ANY): MEETINGS OF SHAREHOLDERS OF THE CORPORATION MAY BE HELD AT ANY PLACE WITHIN OR OUTSIDE ALBERTA.
7. DATE: 2004/07/19
INCORPORATORS NAMES: Darryl Cozac	ADDRESS (including Postal Code) 1250, 720 – 5th Avenue SW Calgary, AB T2P 3R7	SIGNATURE /s/ Darryl Cozac
FOR DEPARTMENTAL USE ONLY CORPORATE ACCESS NO. CCA-06.101 (REV 12/86)	INCORPORATION DATE 2004/07/19

SCHEDULE " A"

(1)

The Corporation is authorized to issue an unlimited number of Class A Common shares having attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a)

The right to vote at any meeting of the shareholders of the Corporation

(b)

The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to receive dividends as, when, and if declared on the Class A Common shares by the Corporation.

(c)

Notwithstanding (b) and subject to any preferential rights attaching to any other class or series of the Corporation, dividends may be paid on the Class B Common shares to the exclusion of any dividend or of a proportionate dividend on the Class A Common shares.

(d)

Notwithstanding (b), no dividend may be declared or paid on the Class A Common shares if payment of the dividend would cause the realizable value of the Corporation's assets to be less that the aggregate of its liabilities and the amount required to redeem all shares of the Corporation then outstanding having attached thereto a redemption or retraction right.

(e)

The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to share in the remaining property of the Corporation upon dissolution.

(2)

The Corporation is also authorized to issue an unlimited number of Class B Common shares having attached thereto, as a class, the following , rights, privileges, restrictions and conditions:

(a)

No right to notice of, to attend, or to vote at meetings of the shareholders of the Corporation.

(b)

The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to receive dividends as, when, and if declared on the Class B Common shares by the Corporation.

(c)

Notwithstanding (b) and subject to any preferential rights attaching to any other class or series of the Corporation, dividends may be paid on the Class A Common shares to the exclusion of any dividend or of a proportionate dividend on the Class B Common shares.

(d)

Notwithstanding (b), no dividend may be declared or paid on the Class B Common shares if payment of the dividend would cause the realizable value of the Corporation's assets to be less that the aggregate of its liabilities and the amount required to redeem all shares of the Corporation then outstanding having attached thereto a redemption or retraction right.

(e)

The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to share in the remaining property of the Corporation upon dissolution.

(3)

The Corporation is also authorized to issue an unlimited number of Class B Common shares having attached thereto, as a class, the following , rights, privileges, restrictions and conditions:

(a)

The First Preferred shares may be issued from time to time in one or more series with each series to consist of such number of First Preferred shares as may, before the issue thereof, be determined by the directors of the Corporation.

(b)

Before the first issue of  First Preferred shares of a particular series the directors of the Corporation shall by resolution determine the designation, rights, privileges, restrictions, and conditions attaching to that series of First Preferred shares, which rights are completely in the discretion of the directors of the Corporation subject to the requirements of the Business Corporations Act.